Exhibit 99.1
Dollar Financial Corp. Announces the Completion of the Refinancing of Its Existing Credit Facilities and the Completion of Tender Offer
BERWYN, Pa.—(BUSINESS WIRE)—Oct. 30, 2006—Dollar Financial Corp. (NASDAQ:DLLR), a leading international financial services company serving under-banked customers, today announced the completion of the refinancing of its existing credit facilities as it entered into a new $475.0 million credit facility and the completion of the previously announced cash tender offer and consent solicitation by its wholly-owned subsidiary, Dollar Financial Group, Inc., for Dollar Financial Group’s 9.75% Senior Notes Due 2011.
Refinancing of Existing Credit Facility
The new facility is comprised of the following: (i) a U.S. Borrower revolving credit facility in an aggregate amount of US$75.0 million with Dollar Financial Group, a wholly owned subsidiary of Dollar Financial Corp. as the borrower; (ii) a Canadian Borrower term loan facility with an aggregate amount of US$295.0 million with National Money Mart Company, a wholly-owned Canadian indirect subsidiary of Dollar Financial Group, as the borrower; (iii) a U.K. Borrower term loan facility with Dollar Financial U.K. Limited, a wholly-owned U.K. indirect subsidiary of Dollar Financial Group, as the borrower, in an aggregate amount of US$80.0 million (consisting of a US$40.0 million tranche of term loans and another tranche of term loans equivalent to US$40.0 million denominated in Euros) and (iv) a Canadian Borrower revolving credit facility in an aggregate amount of US$25.0 million with National Money Mart Company as the borrower. Up to US$125.0 million of the aforementioned US$295.0 million Canadian Borrower term loan is currently available on a delayed draw basis to finance the previously announced acquisition by National Money Mart Company of 82 National Money Mart locations currently operated by franchise owners; this acquisition is expected to close later this week.
The U.S. Borrower and Canadian Borrower revolving credit facilities have an interest rate of Libor plus 300 bps, subject to reduction as Dollar Financial Corp. reduces its leverage. Upon the conclusion of the refinancing, there was an initial net draw of approximately US$14.6 million on the U.S. revolving credit facility with no funds drawn on the Canadian revolving credit facility. The Canadian Borrower term loan has an interest rate of Libor plus 275 bps. The U.K. Borrower term loan consists of a US$40.0 million tranche at an interest rate of Libor plus 300 bps and a tranche denominated in Euros equivalent to US$40.0 million at an interest rate of Euribor plus 300 bps.
Each term loan will mature in six (6) years, and will amortize in equal quarterly installments in an amount equal to         .25% of the original principal amount of the applicable term loan for the first twenty-three (23) quarters following funding, with the outstanding principal balance payable in full on the maturity date of such term loan. Each revolving facility will mature and the commitments thereunder will terminate in five (5) years.
The credit facilities were jointly arranged by Credit Suisse Securities (USA) LLC and Wells Fargo Bank, National Association. The Company will provide further details regarding this transaction on its fiscal 2007 first quarter earnings conference call scheduled for Thursday, November 2, 2006 at 5:00 p.m. EST.
Completion of Tender Offer
A total of $198,015,000 in aggregate principal amount of Notes, or 99.01% of the outstanding principal amount of the Notes, were tendered prior to the expiration date of 9:00 a.m., New York City time, on October 30, 2006. Dollar Financial Group has accepted for purchase, at the expiration date, and paid for, all Notes tendered pursuant to the Offer. On October 26, 2006, Dollar Financial Group and the indenture trustee executed a supplemental indenture effecting certain amendments to the indenture governing the Notes. The amendments, which eliminate or modify most of the restrictive covenants and certain events of default, became operative upon acceptance of the Notes for purchase.
Credit Suisse Securities (USA) LLC acted as Dealer Manager in connection with the tender offer and consent solicitation.
Investors Conference Call
Dollar Financial Corp. will be holding an investor’s conference call on Thursday, November 2, 2006 at 5:00 p.m. EST to discuss the Company’s results for the 2007 fiscal first quarter, the debt refinancing and the previously announced Canadian acquisition. Investors can participate in the conference by dialing 888-200-8152 (U.S. and Canada) or 973-935-8764 (International); use the confirmation code “Dollar”. Hosting the call will be Jeff Weiss, Chairman and CEO, Don Gayhardt, President, and Randy Underwood, Executive Vice President and CFO. For your convenience, the conference call can be replayed in its entirety beginning at 7:00 p.m. Eastern Time on November 2, 2006 through November 9, 2006. If you wish to listen to the replay of this conference call, please dial 973-341-3080 and enter passcode “8018815”.
The conference call will also be broadcast live through a link on the Investor Relations page on the Dollar Financial web site at http://www.dfg.com. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.
About Dollar Financial Corp.
Dollar Financial Corp. is a leading international financial services company serving under-banked consumers. Its customers are typically working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA(R) and MasterCard(R) branded debit cards, electronic tax filing, bill payment services, and legal document preparation services.
At June 30, 2006, the Company’s global store network consisted of 1,250 stores, including 752 company-operated financial services stores and 145 We The People legal document preparation locations in 34 states, the District of Columbia, Canada and the United Kingdom. The store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s products and services, principally check cashing and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statements
This news release contains forward looking statements, including statements regarding the Company’s future results, growth and operating strategy, the impact of new stores and acquisitions, the debt refinancing, the anticipated Canadian franchisee acquisition, and of the performance of new products. These forward looking statements involve risks and uncertainties, including risks related to the regulatory environment, current and potential future litigation, the integration of acquired stores, the performance of new stores, the new installment loan products and other new products on the Company’s business, results of operations, financial condition and prospects. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, or that ongoing and potential future litigation or that the various FDIC, Federal, state or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the final prospectus from the Company’s follow-on public offering filed with the SEC on June 16, 2006 and its annual report on Form-10K. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

CONTACT:	Dollar Financial Corp.
Financial Dynamics
Mark McCall/Julie Prozeller, 212-850-5600

SOURCE: Dollar Financial Corp.